EXHIBIT 99.1

COVANTA HOLDING CORPORATION ISSUES PRO FORMA FINANCIALS AND POSITIVE OUTLOOK
FAIRFIELD, NJ, November 17, 2005 — Covanta Holding Corporation (NYSE:CVA) (Covanta) today issued pro forma financial information for the trailing twelve months (TTM) ended September 30, 2005, and provided its outlook for the remainder of 2005 and 2006. Today’s financial information is supplemental to Covanta’s third quarter earnings release issued on November 9, 2005. The information presented includes non-GAAP financial measures. A reconciliation to the most directly comparable GAAP measure and management’s reasons for presenting such information is set forth in the exhibits to this release.
Trailing Twelve Months Pro Forma Financial Information
For the TTM ended September 30, 2005, adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) was $511 million on $1.2 billion in revenues. Net income for the TTM was $65 million. Net cash provided by operating activities was $258 million. Free cash flow, defined as net cash provided by operating activities less capital expenditures, was approximately $210 million. Debt amortization was approximately $200 million. Diluted earnings per share (EPS) was $0.50. After adjusting to remove the benefit of a one-time investment gain, diluted EPS was $0.44. Additional pro forma financial information will be filed today with the SEC on Form 8-K.
Outlook
“We are looking forward to finishing the year with strong business momentum and continuing stable performance. We expect to conclude 2005 with pro forma adjusted EBITDA of approximately $500 million. We are working to achieve adjusted EBITDA growth of 3-5% next year,” stated Anthony J. Orlando, President and Chief Executive Officer. “We are targeting diluted EPS in 2006 to be approximately $0.50. Looking further ahead, with 90% of revenues under contract for the next two years, we will enjoy a great deal of stability while we continue investing in the business and deleveraging our balance sheet. When combined with the debt already repaid this year, we plan a total debt reduction of about $700 million by the end of 2007.”
Note that all information noted above relates to Covanta’s principal subsidiary, Covanta Energy Corporation (“Covanta Energy”) except for earnings per share which is included for Covanta.

Conference Call Information
Covanta will host a conference call at 2:00 pm (Eastern) today to discuss its third quarter results and pro forma financial information for the trailing twelve months ended September 30, 2005. The documents will be available on the Investor Relations section of Covanta’s website at www.covantaholding.com.
Prepared remarks discussing the third quarter results and the supplemental information will be followed by a question-and-answer session. To participate, please dial 800-289-0468 approximately 10 minutes prior to the scheduled start of the call. The conference call will also be webcast live on the Investor Relations section of the Covanta website.
A replay of the conference call will be available from 5:00 pm (Eastern) Thursday, November 17, 2005 through midnight (Eastern) Thursday, November 24, 2005. To access the replay, please dial 888-203-1112 or 719-457-0820 and use the confirmation code: 1545407. The webcast will also be archived on www.covantaholding.com. Covanta’s Quarterly Report on Form 10-Q and Form 8-K are currently available on the Investor Relations page of the Covanta website under “SEC Filings”.
About Covanta Holding
Covanta Holding Corporation, formerly Danielson Holding Corporation, is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-energy and power generation projects. Covanta Energy’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
NOTE: Covanta’s charter contains restrictions that prohibit parties from acquiring 5% or more of Covanta’s common stock without its prior consent.
Cautionary Note Regarding Forward-Looking Statements
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, “proposed”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1 of its Annual Report on Form 10-K for the year ended December 31, 2004, as amended, and in other securities filings by Covanta or its subsidiaries.
Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Contact:	Elizabeth O’Melia 973-882-4193 Doreen Lubeck 773-583-4331
Attachments

Covanta Holding Corporation	Exhibit 1
Trailing twelve months ended September 30, 2005
Unaudited pro forma condensed consolidated statement of operations
Dollar Amounts in Millions

TTM
Sept 2005

OPERATING REVENUES
Waste and service revenues	$777
Energy and steam sales	404
Other operating revenues	18

Total operating revenues	1,199

OPERATING EXPENSES
Plant operating expenses	655
Depreciation and amortization expense	173
Net interest expense on project debt	70
Other operating expenses	13
General and administrative expenses	77

Total operating expenses	988

Operating income	211

OTHER INCOME (EXPENSE)
Investment income	6
Interest expense	(122)
Gain on derivative instrument, unexercised ACL warrants	15

Total other expenses	(101)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	110

Income tax expense	(51)
Minority interest expense	(10)
Equity in net income from unconsolidated investments	24

Net Income — Covanta Holding Corporation	73

Net Income — Other Services	8

Net Income — Covanta Energy Corporation	$65

Reconciliation of Covanta Energy Corporation Adjusted EBITDA to Net Income

Net income	$65

Depreciation and amortization expense	173

Debt service:
Net interest expense on project debt	70
Interest expense	122
Investment income	(5)

Subtotal debt service	187

Income tax expense	45

Other adjustments:
Change in unbilled service receivables (B)	15
Energy contract levelization (B)	8
Non-cash compensation (B)	3
Other non-cash operating expenses (B)	3

Subtotal other adjustments	29

Minority interest expense	10

Other adjustments	2

Total adjustments	446

Adjusted EBITDA(A)(C)	$511

(A)	Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”). The corporate debt resides at Covanta Energy and, therefore, we provide adjusted EBITDA at that level and not at the Covanta Holding Corporation (“Covanta”) level which includes the insurance business.

(B)	These items represent amounts that are non-cash in nature.

(C)	Includes approximately $7 million of pro forma synergies

Covanta Energy Corporation (A)
Pro Forma Adjusted EBITDA Trailing Twelve Months Ended September 30, 2005	Exhibit 2
Dollar Amounts in Millions
(Unaudited)

	Domestic	International	Consolidated

Net income	$35	$30	$65

Depreciation and amortization expense	164	9	173

Debt service:
Net interest expense on project debt	62	8	70
Interest expense	122	—	122
Interest income	(4)	(1)	(5)

Subtotal Debt Service	180	7	187

Income tax expense	35	10	45

Other adjustments:
Change in unbilled service receivables (B)	15	—	15
Energy contract levelization (B)	8	—	8
Non-cash compensation (B)	3	—	3
Other non-cash operating expenses (B)	3	—	3

Subtotal other adjustments	29	—	29

Minority interest expense	6	4	10

Other adjustments	—	2	2

Total adjustments	414	32	446

Adjusted EBITDA(C)	$449	$62	$511

(A)	Adjusted EBITDA is provided for Covanta Energy Corporation. The corporate debt resides at Covanta Energy and, therefore, we provide adjusted EBITDA at that level and not at the Covanta Holding Corporation level which includes the insurance business.

(B)	These items represent amounts that are non-cash in nature.

(C)	Includes approximately $7m of pro forma synergies.

Covanta Energy Corporation
Reconciliation of Adjusted EBITDA to Net Income	Exhibit 3
Non-GAAP Financial Measure — Adjusted EBITDA
Covanta is presenting adjusted EBITDA here as a means of Covanta Energy’s pro forma operating performance. Covanta believes this financial measure may be helpful in assessing the overall performance of Covanta Energy’s business, and may be helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on the Covanta Energy’s day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation.
Adjusted EBITDA is an unaudited non-GAAP financial measure for Covanta Energy, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The following information should be read in conjunction with the audited consolidated financial statements of Covanta Holding Corporation and the notes thereto as filed in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2004, and the unaudited condensed consolidated financial statements and notes thereto as filed in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.
Adjusted EBITDA means, for any period, EBITDA plus additional items deducted from, or added to, net income, as defined in Covanta Energy’s financing arrangements. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income as an indicator of Covanta Energy’s performance or any other measures of performance derived in accordance with GAAP.
Adjusted EBITDA set forth above is reconciled to net income, which is believed to be the most directly comparable measure of GAAP for performance measures.

Covanta Energy Corporation
Adjusted EBITDA	Exhibit 4

	Covanta Energy Corporation
	TTM Pro
	Forma Ended	Pro Forma
	September	Estimated Full	Full Year Estimated 2006
	2005	Year 2005	Range
	(Unaudited, in millions of dollars)

Net Income	$65	$60	$71 - $79

Depreciation and amortization expense	173	174	183
Net interest expense on project debt	70	69	65
Interest expense, net	117	117	114
Income tax expense	45	43	40 - 44
Change in unbilled service receivables	15	16	17
Minority interest expenses	10	11	8
Other adjustments	16	10	17 - 15

Adjusted EBITDA	$511	$500	$515 - $525

Covanta Energy Corporation
Free Cash Flow	Exhibit 5

	Covanta Energy Corporation
	TTM Pro
	Forma Ended
	September	Full Year
	2005	Estimated 2006
	(Unaudited, in millions of dollars)

Cash Flow Provide by Operating Activities	$258	$275

Less: Purchase of Property, Plant and Equipment (1)	(48)	$(50)

Free Cash Flow	$210	$225

(1)	Purchase of Property, Plant and Equipment is also referred to as capital expenditures.